UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ashford Hospitality Trust, Inc.
(Name of Registrant as Specified In Its Charter)

Blackwells Onshore I LLC

Blackwells Capital LLC
Jason Aintabi
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 3, 2024, Blackwells Capital LLC (“Blackwells”) launched a website, www.MontyMustGo.com, to communicate with the stockholders of Ashford Hospitality Trust Inc. (the “Company”) in connection with the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”). Screenshots of the website are attached hereto as Exhibit 1.

Also on May 3, 2024, Blackwells sent a letter to representatives of the Company demanding that the Board immediately investigate Mr. Monty Bennett’s improper actions and the potential breaches of fiduciary duty and/or other wrongdoings related to The Dallas Express. A copy of the letter is attached hereto as Exhibit 2.

On May 5, 2024, Blackwells posted a copy of the letter on its website, www.MontyMustGo.com.

IMPORTANT ADDITIONAL INFORMATION

Blackwells, Blackwells Onshore I LLC, and Jason Aintabi (collectively, the “Participants”) are participants in the solicitation of proxies from the stockholders of the Company for the 2024 Annual Meeting. On May 2, 2024, the Participants filed with the U.S. Securities and Exchange Commission (the “SEC”) their definitive proxy statement and accompanying GOLD proxy card in connection with their solicitation of proxies from the stockholders of the Company.

ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD PROXY CARD AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS, AS THEY CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS AND THEIR DIRECT OR INDIRECT INTERESTS IN THE COMPANY, BY SECURITY HOLDINGS OR OTHERWISE.

The definitive proxy statement and an accompanying GOLD proxy card will be furnished to some or all of the Company’s stockholders and are, along with other relevant documents, available at no charge on the SEC’s website at http://www.sec.gov/. In addition, the Participants will provide copies of the definitive proxy statement without charge, upon request. Requests for copies should be directed to Blackwells.

Exhibit 1

Letters & Present

MONTY MUST GO

Some of the materials on this Website contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words "anticipate," "believe," "expect," "potential," "could," "intend," "project," "will," "may," "would," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements.

The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which entail risks and uncertainties and are beyond the control of Blackwells.

Though certain material on this Website may contain projections, nothing on this Website is, or is intended to be, a prediction of the future trading price or market value of securities of the Company. Accordingly, there is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Blackwells herein are based on assumptions that Blackwells believes to be reasonable as of the date of the materials on this Website, but there can be no assurance or guarantee that (i) any of the proposed actions set forth on this Website will be completed, (ii) the actual results or performance of the Company will not differ, and such differences may be material, or (iii) any of the assumptions provided in this Website are accurate.

Agree Disagree

Vote "AGAINST" each of Ashford Hospitality Trust's Incumbent Directors

We urge you to vote "**AGAINST**" the election of Monty J. Bennett, Amish Gupta, J. Robinson Hays, III, Kamal Jafarnia, David W. Johnson, Frederick J. Kleisner, Sheri L. Pantermuehl, Davinder "Sonny" Sra and Alan L. Tallis.

Vote "AGAINST" Advisory Approval of Executive Compensation

BW BLACKWELLS CAPITAL
Letters & Presentations | How to Vote | Important Materials | Contact

MONTY MUST GO

Blackwells Capital LLC (“Blackwells”), a stockholder of Ashford Hospitality Trust, Inc. (“Ashford Hospitality Trust” or the “Company”) (NYSE: AHT), is urging stockholders to vote “**AGAINST**” the election of Monty J. Bennett, Amish Gupta, J. Robison Hays, III, Kamal Jafarnia, David W. Johnson, Frederick J. Kleisner, Sheri L. Pantermuehl, Davinder “Sonny” Sra and Alan L. Tallis to the Company’s Board of Directors at the Company’s 2024 annual meeting of stockholders, which is scheduled to be held on May 14, 2024.

The Company’s external manager, Ashford Hospitality Advisors LLC (“Ashford LLC”), a subsidiary of Ashford Inc. (together with Ashford LLC, “Ashford”), has collected more than $489 MILLION since 2014 while at least $620 MILLION of market capitalization vanished.[(1)]

IF THIS IS NOT CORPORATE PIRACY, WE DO NOT KNOW WHAT IS.

Vote "AGAINST" each of Ashford Hospitality Trust's Incumbent Directors

We urge you to vote “**AGAINST**” the election of Monty J. Bennett, Amish Gupta, J. Robinson Hays, III, Kamal Jafarnia, David W. Johnson, Frederick J. Kleisner, Sheri L. Pantermuehl, Davinder “Sonny” Sra and Alan L. Tallis.

Vote "AGAINST" Advisory Approval of Executive Compensation

This proposal, commonly known as a “Say-on-Pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers. The Company is asking stockholders to approve, on an advisory basis, the compensation of its named executive officer.

WE RECOMMEND THAT YOU VOTE “AGAINST” THIS SAY-ON-PAY PROPOSAL.

Vote "FOR" The Ratification of BDO as the Company's Independent Auditors

The Company is asking stockholders to ratify the Audit Committee’s appointment of BDO. **WE RECOMMEND YOU VOTE “FOR” PROPOSAL**

[(1)]$620 million calculated as the difference in AHT market capitalization between December 31, 2014 market capitalization vs. April 8, 2024 from Capital IQ. This does not include additional equity issuance over this period which would greatly increase this figure as this equity was also wiped.

Stay Informed

Enter your e-mail address to keep up with the latest news.

EMAIL *

SUBMIT

BW BLACKWELLS CAPITAL

Media Contact

Gagnier Communications
Dan Gagnier & Riyaz Lalani
+1 (646) 569-5897
blackwells@gagnierfc.com

Shareholder Contact

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

© 2024 Monty Must Go. All Rights Reserved. PRIVACY POLICY | TERMS OF USE

BLACKWELLS CAPITAL

Letters & Presentations | How to Vote | Important Materials | Contact

Letters & Presentations

Presentations

May 2, 2024

Monty Must Go

BLACKWELLS CAPITAL

Media Contact

Gagnier Communications
Dan Gagnier & Riyaz Lalani
+1 (646) 569-5897
blackwells@gagnierfc.com

Shareholder Contact

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

© 2024 Monty Must Go. All Rights Reserved. PRIVACY POLICY | TERMS OF USE

BLACKWELLS CAPITAL

Letters & Presentations | How to Vote | Important Materials | Contact

How to Vote

Ashford Hospitality Trust's 2024 Annual Meeting of Shareholders will be held on **May 14, 2024**. Please vote your proxy today on the GOLD proxy card “**AGAINST**” each of the Ashford Hospitality Trust’s nominees. Blackwells recommends shareholders vote "**AGAINST**" Ashford Hospitality Trust’s proposal to obtain advisory approval of the Company’s executive compensation. If you have any questions about voting your proxy or need replacement proxy materials, contact:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Call Toll Free: 1-800-322-2885

Email: proxy@mackenziepartners.com

BLACKWELLS CAPITAL

Media Contact

Gagnier Communications
Dan Gagnier & Riyaz Lalani
+1 (646) 569-5897
blackwells@gagnierfc.com

Shareholder Contact

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

© 2024 Monty Must Go. All Rights Reserved. PRIVACY POLICY | TERMS OF USE

BW BLACKWELLS CAPITAL
Letters & Presentations How to Vote Important Materials Contact

Important Materials

Press Releases

May 2, 2024

Blackwells Files Definitive Proxy Statement for Ashford Hospitality Trust, Inc.'s 2024 Annual Meeting

Proxy Statements

May 2, 2024

Blackwells' Definitive Proxy Statement

April 9, 2024

Blackwells' Preliminary Proxy Statement

Blackwells' Letters

May 3, 2024

Demand Letter Ashford Regarding Dallas Express

Stay Informed

Enter your e-mail address to keep up with the latest news.

EMAIL *

SUBMIT

BW BLACKWELLS CAPITAL

Media Contact

Gagnier Communications
Dan Gagnier & Riyaz Lalani
+1 (646) 569-5897
blackwells@gagnierfc.com

Shareholder Contact

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

© 2024 Monty Must Go. All Rights Reserved. PRIVACY POLICY | TERMS OF USE

BW BLACKWELLS CAPITAL

Letters & Presentations | How to Vote | Important Materials | Contact

Contact Us

MEDIA CONTACT

Gagnier Communications
Dan Gagnier & Riyaz Lalani
+1 (646) 569-5897
blackwells@gagnierfc.com

SHAREHOLDER CONTACT

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

BW BLACKWELLS CAPITAL

Media Contact

Gagnier Communications
Dan Gagnier & Riyaz Lalani
+1 (646) 569-5897
blackwells@gagnierfc.com

Shareholder Contact

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

© 2024 Monty Must Go. All Rights Reserved. PRIVACY POLICY | TERMS OF USE

BW BLACKWELLS CAPITAL
Letters & Presentations How to Vote Important Materials Contact

Terms of Use

Persons who access the information made available by Blackwells Onshore I LLC and Blackwells Capital LLC (together, “Blackwells”) via this website (the “Website”) agree to the following:

While the material on this Website is often about investments, none of it is offered as investment advice. For members of the public, this means that neither the receipt nor the distribution of information through this Website constitutes the formation of an investment advisory relationship, or any similar client relationship. The materials on this Website are for informational purposes only and may not be relied on by any person for any purpose and are not, and should not be construed as investment, financial, legal, tax or other advice, recommendation or research.

This Website is not an offer to sell or the solicitation of an offer to buy interests in any fund or investment vehicle (a “fund”) managed by Blackwells. An offering of interests in a fund will be made only by means of a confidential private offering memorandum and only to qualified investors in jurisdictions where permitted by law. An investment in a fund is speculative and involves a high degree of risk. Any fund has substantial limitations on investors’ ability to redeem or transfer their interests in a fund, and no secondary market for a fund’s interests exists or is expected to develop.

All of these risks, and other important risks, would be described in detail in a fund’s confidential private offering memorandum. Prospective investors are strongly urged to carefully review the applicable confidential private offering memorandum and consult with their own financial, legal and tax advisors before investing in a fund.

This Website may contain forward-looking statements on our current expectations and projections about future events. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” “seeks,” “targets,” “forecasts,” “could” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe Blackwells’ objectives, plans or goals are forward-looking. Any forward-looking statements are based on Blackwells’ current intent, belief, expectations, estimates and projections. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict and could cause actual results to differ materially. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results, and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

No representation or warranty is given in respect of the correctness of the information contained herein as at any future date. Certain information included in this communication is based on information obtained from third-party sources considered to be reliable. Any projections or analysis provided to assist the recipient of this communication in evaluating the matters described herein may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any projections or analysis should not be viewed as factual and should not be relied upon as an accurate prediction of future results. In addition, this Website may contain performance and other data. Past performance is not indicative of future performance.

This Website contains hyperlinks to websites operated by Blackwells and other parties. Blackwells does not control the content or accuracy of information on third-party websites and does not otherwise endorse the material placed on such sites.

All information and content on this Website is furnished “AS IS,” without warranty of any kind, express or implied. Blackwells will not assume any liability for any loss or damage of any kind arising, whether direct or indirect, caused by the use of any part of the information provided. Blackwells and its licensors do not warrant that the content is accurate, reliable or correct; that the Website will be available at any particular time or location; that any defects or errors will be corrected; that unauthorized access to or misappropriation of the content will not occur; or that the content is free of viruses or other harmful components. Your use of the Website is solely at your risk.

The entire Website is subject to copyright with all rights reserved. No permission is granted to copy, distribute, modify, post or frame any text, graphics, video, audio, software code, user interface design or logos. The information contained herein shall not be published, rewritten for broadcast or publication or redistributed in any medium without prior written permission from Blackwells.

BW BLACKWELLS CAPITAL

Media Contact

Gagnier Communications
Dan Gagnier & Riyaz Lalani
+1 (646) 569-5897
blackwells@gagnierfc.com

Shareholder Contact

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

© 2024 Monty Must Go. All Rights Reserved. PRIVACY POLICY | TERMS OF USE

BW BLACKWELLS CAPITAL

Letters & Presentations | How to Vote | Important Materials | Contact

Privacy Policy

Effective Date: 5/3/2024

Our Commitment to Privacy

The sponsors of this Website, montymustgo.com (the “Website”), are Blackwells Onshore I LLC and Blackwells Capital LLC. We respect and value your privacy. This Privacy Policy (this “Privacy Policy”) is designed to assist you in understanding what information is collected from or about you through this Website and how we use and safeguard that information, as well as to assist you in making informed decisions when using the Website.

The core of our Privacy Policy is this:

We want you to feel safe and comfortable when you use the Website, and we are dedicated to developing and upholding high standards for protecting your privacy. You should read and familiarize yourself with this Privacy Policy and with our Terms of Use.

WHAT INFORMATION DO WE COLLECT?

Our Website does not ask you to provide any personally identifiable information. Instead, the Website only collects “clickstream data” that provides information about the type of device and browser you are using, and the website from which you linked to our Website. We may collect this data via “cookies” or other, similar technologies. For more information about cookies, visit http://www.allaboutcookies.org/.

We may use this data in an aggregate, non-personally identifiable way to help us analyze and answer questions like how much time visitors spend on each page of the Website, how visitors navigate throughout the Website and how we may tailor our web pages to better meet the needs of visitors. This information will be used to improve the Website.

DO WE DISCLOSE INFORMATION TO OUTSIDE PARTIES?

We may provide aggregate information to our affiliates or reputable third parties for the purposes described herein.

WHAT ABOUT LEGALLY COMPELLED DISCLOSURE OF INFORMATION?

We may disclose information when we, in good faith, believe that the law requires it or for the protection of our legal rights.

WHAT ABOUT OTHER WEBSITES LINKED TO OUR WEBSITE?

We are not responsible for the practices employed by websites linked to or from our Website nor the information or content contained therein. Often links to other websites are provided solely as pointers to information on topics that may be useful to the users of our Website. Please remember that your browsing and interaction on any other website, including websites that have a link on our Website, is subject to that website’s own rules and policies. Please review those rules and policies.

CHANGES TO THIS POLICY.

We reserve the right to make changes to this Privacy Policy from time to time. Revisions will be posted on this page. We suggest you check this page occasionally for updates.

CONTACTING US.

If you have any questions about this Privacy Policy, the practices of the Website, or your dealings with the Website, you can contact blackwells@gagnierfc.com.

BW BLACKWELLS CAPITAL

Media Contact

Gagnier Communications
Dan Gagnier & Riyaz Lalani
+1 (646) 569-5897
blackwells@gagnierfc.com

Shareholder Contact

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Call Toll Free: +1 (800) 322-2885
proxy@mackenziepartners.com

© 2024 Monty Must Go. All Rights Reserved. PRIVACY POLICY | TERMS OF USE

Exhibit 2

Robert Ritchie rritchie@velaw.com

Tel +1.214.220.7823

May 3, 2024

Alex Rose

Executive Vice President, General Counsel and Secretary

Ashford Hospitality Trust, Inc.

14185 Dallas Parkway, Suite 1200

Dallas, Texas 75254

Via Email

Dear Mr. Rose:

I write on behalf of Blackwells Capital LLC (“Blackwells”), an investment manager that beneficially owns approximately 1,000 shares of common stock of Ashford Hospitality Trust, Inc. (NYSE: AHT) (the “Company” or “Ashford”), to express its concern to the independent members of the Company’s board of directors (the “Board”) that Ashford’s founder and Chairman, Monty Bennett (“Mr. Bennett”), has misused Dallas Express Media (the “Dallas Express”), a purported 501(c)(3) non-profit corporation, for the private benefit of himself and Ashford. As discussed below, these improper actions expose Ashford to litigation, expense, and liability. Blackwells thus demands that the Board immediately investigate the potential breaches of fiduciary duty and/or other wrongdoing related to Mr. Bennett’s dealings with the Dallas Express.

Mr. Bennett and his wife, Sarah Zubiate-Bennett, are the co-founders of the Dallas Express. Together, they make up two-thirds of the Dallas Express’s three member board.1 And, the third director is Brian Wheeler, who also serves as the lead director of Ashford Inc.2 In order for the Dallas Express to maintain its status as a tax-exempt 501(c)(3) non-profit corporation, it must be able to establish “that it is not organized or operated for the benefit of private interests such as designated individuals, the creator or his family .. . . or persons controlled, directly or indirectly, by such private interests.”3

Nonetheless, the Dallas Express has published an article praising Ashford’s “culture of service,” which contained “exclusive interview” access with Rob Hays, Ashford’s Chief Executive Officer.4 This is consistent with Mr. Bennett’s pattern and practice with respect to his simultaneous management of the Dallas Express and Ashford-related companies. For instance, the Dallas Express has noted that Ashford Inc. “co-sponsored” a community event.5 In addition, the Dallas Express has published that Ashford Inc. “partnered with the Metroplex Civic & Business Association (MCBA) to launch ‘Adopt-a-Block.’”6 In another instance, the Dallas Express reported that “the Ashford Group of Companies, contributed $25,000 to the Oak Cliff Skatepark private fundraising endeavor.”7

[1]	See https://dallasexpress.com/org-structure/
[2]	See id; https://ashfordinc.q4ir.com/corporate-governance/officers-directors/default.aspx
[3]	26 CFR 1.501(C)(3)-1(d)(1)(ii).
[4]	See https://dallasexpress.com/city/local-businesses-remington-ashford-develop-a-culture-of-service/
[5]	See https://dallasexpress.com/city/dx-publisher-doubles-down-on-supporting-police-civic-engagement/
[6]	See https://dallasexpress.com/city/city-partners-with-nonprofit-to-clean-up-dallas/
[7]	See https://dallasexpress.com/city/monty-sarah-bennett-donate-25k-to-oak-cliff-skate-park/

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3900 Dallas, TX 75201-2975 Tel +1.214.220.7700 Fax +1.214.220.7716 velaw.com

As it relates to Braemar Hotels & Resorts Inc. (“Braemar”), a company where Mr. Bennett is founder and Chairman, the Dallas Express has drafted five separate articles lodging attacks on Jason Aintabi, Blackwells’ Chief Investment Officer, since November 2023.8 Beyond the articles’ inaccuracies, it is clear that the only reason these articles were published at all is because Mr. Bennett has instructed the Dallas Express to assist Braemar in its dealings with Mr. Aintabi.

The first of the articles, dated November 1, 2023, takes issue with a letter that Blackwells sent to the Braemar Board.9 The only quotations in the article are from Mr. Bennett himself—attacking Mr. Aintabi for supposedly “harassing” Braemar.10 In a subsequent article, the Dallas Express lodges accusations against Mr. Aintabi concerning his purported “past hotel dealings.”11 Yet another contends that Mr. Aintabi has a “history of petty lawsuits.”12 The other articles are similar.

No objective reader of these articles would have any question about their intent: Mr. Bennett is plainly using the Dallas Express to advance his private interests in a public relations campaign, whether that be by painting Ashford in a positive light via articles containing exclusive interviews with Ashford’s CEO, or as a conduit to advance his private interests in a potential proxy campaign by Braemar against Blackwells. Indeed, Blackwells is aware of no other media outlet that covered Blackwells’ interactions with Braemar in any respect prior to the filing of litigation between Braemar and Blackwells. It is beyond implausible to suggest that it is a mere coincidence that the only media outlet to find this subject newsworthy—and not merely newsworthy, but worthy of five articles—just so happens to have been founded by the founder and Chairman of Braemar.

This concern is not specific to Blackwells. We are also aware of numerous other journalists who have raised similar concerns. For example, the Real Deal magazine noted that “[t]he Bennett-era Dallas Express has…published op-eds and stories with connections to Bennett” and that “[o]ther [Dallas Express] editorials come from allies Bennett has supported politically.”13 In addition, Steven Monacelli, a special investigative correspondent for the Texas Observer and publisher of Protean Magazine, has stated that the Dallas Express “operates as a mouthpiece for its wealthy publisher” and has noted, in an apparent reference to Mr. Bennett’s use of the Dallas Express to attack Blackwells, that “it is a conflict of interest to use your nonprofit website to attack stockholders in your publicly traded for profit company.”14 In our view, these journalists’ statements confirm that Blackwells is not alone in harboring grave concerns that the Dallas Express is being misused to serve the private interests of Mr. Bennett and Ashford.

[8]	See https://dallasexpress.com/?s=aintabi
[9]	This letter was non-public at the time, indicating that someone at Braemar provided this letter to the Dallas Express.
[10]	See https://dallasexpress.com/business-markets/vinson-elkins-helps-new-york-activist-investor-invade-texas/
[11]	See https://dallasexpress.com/national/blackwells-aintabi-accused-of-improper-conduct-in-past-hotel-dealings/
[12]	See https://dallasexpress.com/national/litigious-investor-aintabi-has-history-of-petty-lawsuits/
[13]	See https://therealdeal.com/magazine/national-may-2023/monty-bennetts-fire-and-brimstone-journey/
[14]	See https://twitter.com/stevanzetti/status/1778079888848924713; https://twitter.com/stevanzetti/status/1778410534297051470

Mr. Bennett’s improper use of the Dallas Express to further his private commercial interests places the Dallas Express at serious risk of losing its 501(c)(3) tax-exempt status, and being assessed penalties.15 And because some of these actions appear to be taking place at the behest of Ashford, they place Ashford at risk of (i) litigation relating to the revocation of the Dallas Express’s 501(c)(3) status, and (ii) facing the substantial expense and distraction of a potential Internal Revenue Service investigation into the improper use of the Dallas Express to further the interests of Ashford, which would require Mr. Bennett to devote significant time and resources in responding to any such investigations. Those investigations, whether by federal or state agencies or both, would place a particularly heavy burden on Ashford, in light of Mr. Bennett’s senior role there, and his obviously central role in directing the use of the Dallas Express to promote his business interests in violation of Treasury regulations.

Blackwells urges the Board to consider how Mr. Bennett’s and the Dallas Express’s actions are impacting stockholder confidence, and thus, negatively impacting Ashford’s value. In addition, Ashford is inviting scrutiny by the Securities and Exchange Commission relating to whether the Dallas Express is an undisclosed proxy participant.

Blackwells thus hereby demands that the Board immediately investigate Mr. Bennett’s improper actions and the potential breaches of fiduciary duty and/or other wrongdoing related to the Dallas Express.

Moreover, the Board has a fiduciary duty to oversee its management. Mr. Bennett’s improper actions in connection with the Dallas Express have been flaunted on the Dallas Express’s public website for months and should have been well known by any Board member exercising his or her fiduciary duties. Blackwells thus further demands that the Board investigate its system of oversight and the negligent and/or willful misconduct of the Board—and any committee thereof—in failing to adequately oversee Mr. Bennett’s improper actions with respect to the Dallas Express.

Please promptly let us know how the Board will respond to this letter.

Very truly yours,

/s/ Robert Ritchie
Robert Ritchie

[15]	26 CFR 1.501(C)(3)-1(d)(1)(ii) (an organization may qualify as a 501(c)(3) only if “it serves a public rather than private interest”).